EXHIBIT B
                                      ---------


                             INFORMATION WITH RESPECT TO
                        GENERAL PARTNER OF LIH INVESTORS, L.P.
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                                  POSITION WITH
           NAME AND ADDRESS    LIH INVESTORS, L.P.   PRINCIPAL OCCUPATION
           ----------------    -------------------   --------------------

               The General Partner of LIH Investors, L.P. is LIH
               Management, L.P., a Delaware limited partnership.